Exhibit 99.1

 PRESS RELEASE

Selectica Announces Earnings for Second Quarter Fiscal 2013

Company sees year-over-year 34% revenue growth and 76% growth in deferred revenue

SAN MATEO, Calif., October 25, 2012 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its second quarter of fiscal 2013, ended September 30, 2012.

“I'm pleased with our accelerated revenue growth; we are now outpacing the market,” said Jason Stern, President and CEO at Selectica. “And while revenue was up, we were also able to keep expenses flat for the third successive quarter, leading to a non-GAAP net loss of less than $250,000.”

The company's net loss on a GAAP basis was $0.9 million in Q2 FY2013, down 57% compared to Q2 FY2012.

Financial highlights

Selectica delivered the following financial results for the second quarter of fiscal 2013:

●	Recurring revenue: Selectica grew recurring revenue from $2.2 million in Q2 FY 2012 to $3.0 million in Q2 FY2013, a year-over-year increase of 36%. Recurring revenue in Q1 FY2013 was $2.6 million.

●

Billings: Billings for Q2 FY2013 were $3.8 million, compared to $3.0 million in Q2 FY2012, a 27% increase year-over-year. Billings were $4.1 million in Q1 FY2013. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period. Please refer to the financial tables below for a reconciliation of this non-GAAP measure to GAAP.

●

Deferred revenue: In Q2 FY2013, the company had deferred revenue of $5.8 million, a 76% year-over-year increase over Q2 FY2012, when deferred revenue was $3.3 million. In Q1 FY2013, deferred revenue was $6.7 million.

Business highlights

Business highlights from Q2 FY2013 include:

●

Seventh patent issued for Selectica sales configuration technology: Selectica announced its newest patent for the declarative constraint engine that powers Selectica Guided Selling and enables customers to use dynamic, rather than static, components to configure products and services with a large number of options and possible solutions.

 PRESS RELEASE

●

Recognized as an important participant in cloud computing: In JMP Securities' September 24, 2012, report on salesforce.com, titled “CRM: JMP Visits 10 Growth Companies at Dreamforce,” Selectica was featured as one of the growth companies in the salesforce.com partner ecosystem.

●

New version of Selectica Contract Lifecycle Management (CLM): In July 2012, Selectica released the latest version of its flagship contract lifecycle management (CLM) product, featuring Contract Blueprints, a set of pre-configured, best-practice contract types that enable users to get started with contract management quickly. The release also offered improvements in the product's Microsoft Word integration, eSignature, and audit trail capabilities.

●

Introduction of Selectica Guided Selling for Salesforce on the Salesforce AppExchange: Also in July, Selectica announced availability of its configure-price-quote (CPQ) offering Selectica Guided Selling for Salesforce on the Salesforce AppExchange. The application brings the proven benefits of Selectica sales configuration technology to the cloud and makes them available to organizations with revenues of $100 million to several billion dollars.

●

Bronze Stevie award winner: Selectica Guided Selling received a Bronze Stevie Award in the “Best New Software Product or Service of the Year, Cloud Application or Service” category of the 10th Annual American Business Awards.

Additional results

Total revenues for Q2 FY2013 were $4.7 million, compared to $3.5 million for Q2 FY2012, a year-over-year increase of 34%. Total revenues were $4.2 million in Q1 FY2013.

Net loss for Q2 FY2013 was $0.9 million, or $(0.32) per share, compared to a net loss of $2.1 million, or $(0.74) per share in Q2 FY2012, and a net loss of $0.7 million, or $(0.25) per share, in Q1 FY2013.

Complete financial results for Q2 FY2013 can be found in the attached financial tables.

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world's most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars' worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue.

 PRESS RELEASE

For more information:

●	Visit the Selectica website to learn more about the company and its products and customers (http://www.selectica.com)
●	Follow @Selectica_Inc on Twitter to stay up to date with industry news and updates (http://twitter.com/Selectica_Inc)
●	Visit “Done Deal,” the Selectica blog, to read articles, advice, and commentary on how to optimize deal processes (http://www.selectica.com/blog)
●	Watch Selectica videos on YouTube to see what Selectica and its products can do (http://www.youtube.com/user/SelecticaVideos)
●	Browse the Selectica resource center to find guides and resources on how to improve sales and contracting processes (http://www.selectica.com/resources)

Non-GAAP financial measures

Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, filed by the company with the Securities and Exchange Commission.

 PRESS RELEASE

Media contacts

Kimberly Canedo

Tanis Communications

(408) 295-4309 x104

kimberly.canedo@taniscomm.com

Jordan McMahon

Selectica

(650) 532-1520

pr@selectica.com

Investor contact

Todd Spartz

Selectica

(650) 532-1540

ir@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Revenues:
Recurring revenues	$2,960	$2,162	$5,596	$4,335
Non-recurring revenues	1,695	1,370	3,235	2,950
Total revenues	4,655	3,532	8,831	7,285

Cost of revenues:
Recurring cost of revenues	407	257	738	512
Non-recurring cost of revenues	1,347	1,278	2,574	2,316
Total cost of revenues	1,754	1,535	3,312	2,828

Gross profit:
Recurring gross profit	2,553	1,905	4,858	3,823
Non-recurring gross profit	348	92	661	634
Total gross profit	2,901	1,997	5,519	4,457

Operating expenses:
Research and development	861	810	1,792	1,706
Sales and marketing	1,726	1,415	3,245	2,594
General and administrative	698	843	1,568	1,774
Fees related to comprehensive settlement agreement	500	500	500	500
Total operating expenses	3,785	3,568	7,105	6,574

Loss from operations	(884)	(1,571)	(1,586)	(2,117)

Loss on early extinguishment of note payable	-	470	-	470
Interest and other income (expense), net	(5)	(38)	(12)	(88)

Net loss	$(889)	$(2,079)	$(1,598)	$(2,675)

Basic and diluted net loss per share	$(0.32)	$(0.74)	$(0.57)	$(0.95)

Reconciliation to non-GAAP net loss:
Net loss	$(889)	$(2,079)	$(1,598)	$(2,675)
Stock-based compensation expense	$153	$179	$361	$288
Loss on early extinguishment of note payable	-	470	-	470
Fees related to comprehensive settlement agreement	500	500	500	500
Non-GAAP net loss	$(236)	$(930)	$(737)	$(1,417)

Non-GAAP basic and diluted net loss per share	$(0.08)	$(0.33)	$(0.26)	$(0.50)

Weighted average shares outstanding for basic and diluted net loss per share	2,818	2,820	2,815	2,826

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	March 31,
	2012	2012

ASSETS
Current assets
Cash and cash equivalents	$12,052	$15,877
Short-term investments	-	199
Accounts receivable	3,682	2,446
Prepaid expenses and other current assets	512	531
Total current assets	16,246	19,053

Property and equipment, net	368	362
Other assets	39	39
Total assets	$16,653	$19,454

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,000	$6,000
Accounts payable	876	395
Accrued payroll and related liabilities	739	1,771
Other accrued liabilities	87	88
Deferred revenue	4,811	5,394
Total current liabilities	12,513	13,648
Long-term deferred revenue	964	1,327
Other long-term liabilities	33	41
Total liabilities	13,510	15,016

Stockholders' equity	3,143	4,438
Total liabilities and stockholders' equity	$16,653	$19,454

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	September 30,	September 30,
	2012	2011

Operating activities
Net loss	$(1,598)	$(2,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	101	139
Loss on disposition of property and equipment	-	1
Stock-based compensation expense	361	288
Changes in assets and liabilities:
Accounts receivable (net)	(1,236)	987
Prepaid expenses and other current assets	19	50
Other assets	-	(39)
Accounts payable	481	(315)
Accrued payroll and related liabilities	(1,031)	321
Other accrued liabilities and long term liabilities	(9)	(243)
Deferred revenues	(946)	(793)
Net cash used in operating activities	$(3,858)	$(2,279)

Investing activities
Purchase of capital assets	(107)	(98)
Proceeds from maturities of short-term investments	199	(1,398)
Net cash provided by (used in) investing activities	$92	$(1,496)

Financing activities
Payments on note payable to Versata	-	(4,268)
Purchase of treasury shares	-	(472)
Borrowings under credit facility	-	4,713
Repurchases of common stock, net of issuance	(59)	(7)
Net cash used in financing activities	$(59)	$(34)

Net decrease in cash and cash equivalents	(3,825)	(3,809)
Cash and cash equivalents at beginning of the period	15,877	16,822
Cash and cash equivalents at end of the period	$12,052	$13,013

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Total revenues	$4,655	$3,532	$8,831	$7,285
Deferred revenue:
End of period	5,775	3,337	5,775	3,337
Beginning of period	6,664	3,857	6,721	4,320
Change in deferred revenue	(889)	(520)	(946)	(983)
Total billings (total revenues plus the change in deferred revenue)	$3,766	$3,012	$7,885	$6,302